UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): October 29, 2004

                               LECROY CORPORATION
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             (Exact name of registrant as specified in its charter)

           Delaware                    0-26634                 13-2507777
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 (State or other jurisdiction        (Commission            (I.R.S. Employer
      of incorporation)              File Number)           Identification No.)


        700 Chestnut Ridge Road
        Chestnut Ridge, New York                             10977
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 (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code: 845-425-2000

                                      None
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Background.

         On October 29, 2004, LeCroy Corporation ("LeCroy" or the "Company") acquired 100% of the outstanding common stock of Computer Access Technology Corporation ("CATC") for $6.00 per share, or approximately $81 million in net cash. The acquisition was effected by the merger of Cobalt Acquisition Corporation, a wholly-owned subsidiary of LeCroy ("Cobalt"), with and into CATC, with CATC continuing as the surviving corporation and a wholly-owned subsidiary of LeCroy (the "Merger"). At the effective time of the Merger, each share of CATC common stock, par value $0.001 per share, issued and outstanding immediately prior to such time was cancelled and converted into the right to receive $6.00 in cash, without interest.

Employment Agreement with Mr. Napolitano.

         On September 1, 2004, LeCroy entered into an employment agreement with Mr. Carmine Napolitano, the President and Chief Executive Officer of CATC, who will serve as a Vice President of LeCroy and continue as President of CATC. The employment agreement with Mr. Napolitano was amended on September 30, 2004 (as amended, the "Employment Agreement"). The Employment Agreement became effective upon completion of the Merger on October 29, 2004. Pursuant to the terms of the Employment Agreement, Mr. Napolitano will receive an annual base salary of $250,000 and a restricted stock grant for 50,000 shares of LeCroy common stock, which will vest 100% on the fourth anniversary of the commencement date of Mr. Napolitano's employment. (See description of 2004 Employment Inducement Stock Plan below.) From the completion of the Merger until June 30, 2005, Mr. Napolitano will also be eligible to receive a performance bonus of up to $150,000. If Mr. Napolitano's employment is terminated by LeCroy for just cause, he will be entitled to receive only that portion of his base salary and bonus that has been earned but is unpaid on the termination date. If Mr. Napolitano's employment is terminated by LeCroy without just cause or by Mr. Napolitano for good reason, his stock options and restricted stock awards that would have vested assuming monthly vesting (other than those subject to LeCroy's standard four-year annual vesting schedule) and all of his CATC stock options assumed by LeCroy in the Merger will vest and become immediately exercisable and he will be entitled to receive that portion of his base salary and bonus that has been earned but is unpaid on the termination date plus one year of base salary and bonus and certain medical insurance benefits equivalent to those received by LeCroy's most senior employees. If Mr. Napolitano's employment is terminated by LeCroy for any reason other than just cause within 90 days prior to or two years after an acquisition of 50% or more of LeCroy's voting stock or a sale of all or substantially all of LeCroy's assets, all of his unvested stock options and restricted stock awards will vest and become immediately exercisable and he will be entitled to receive one and one-half years of base salary and bonus in addition to the medical insurance benefits discussed in the preceding sentence. Mr. Napolitano has additionally agreed not to solicit, retain or employ as a consultant any person employed by LeCroy during the six months prior to his termination. In connection with the Merger, Mr. Napolitano received $31,080 in consideration for his 5,180 shares of CATC common stock and $686,842.95 in consideration for his vested CATC stock options, and his unvested CATC stock options to purchase 501,043 shares of CATC common stock were assumed by LeCroy and converted into LeCroy stock options to purchase 178,621 shares of LeCroy common stock (with adjusted exercise prices as described in response to Item 2.01 of this Report). The description contained in this Item 1.01 of the terms and conditions of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement and the amendment thereto, copies of which are attached to this Report as Exhibits 10.1 and 10.2, respectively.

Triggering of Noncompetition Obligations.

         The completion of the Merger also triggered noncompetition clauses in agreements between CATC and two of CATC's directors and/or officers, which benefit LeCroy as the new parent of CATC. On August 31, 2004, CATC entered into a Services Agreement with Mr. Dan Wilnai, a director of CATC prior to the Merger, and an Employment Agreement with Mr. Peretz Tzarnotzky, CATC's Executive Vice President of Engineering and a director of CATC prior to the Merger. Pursuant to the terms of his services agreement, Mr. Wilnai has agreed not to compete with CATC for a period of twenty-four months after consummation of the Merger. Pursuant to the terms of his employment agreement, Mr. Tzarnotzky has agreed not to compete with CATC for a period of twenty-four months after consummation of the Merger. In connection with the Merger, Mr. Wilnai received $21,357,258 in consideration for his 3,559,543 shares of CATC common stock, and Mr. Tzarnotzky received an aggregate of $12,187,388 in consideration for his 2,022,023 shares of CATC common stock and vested CATC stock options to purchase 58,750 shares of CATC common stock. The description contained in this Item 1.01 of the terms and conditions of the services agreement with Mr. Wilnai and the employment agreement with Mr. Tzarnotzky is qualified in its entirety by reference to the full text of such agreements, copies of which are attached to this Report as Exhibits 10.3 and 10.4, respectively.

2004 Employment Inducement Stock Plan.

         On October 29, 2004, LeCroy's Board of Directors approved the LeCroy Corporation 2004 Employment Inducement Stock Plan (the "2004 Employment Inducement Stock Plan"). The 2004 Employment Inducement Stock Plan has not been approved by LeCroy's stockholders. The purpose of the 2004 Employment Inducement Stock Plan is to promote the interests of LeCroy and its stockholders by strengthening LeCroy's ability to attract and induce persons to become employees of LeCroy, including certain of CATC's current employees. On October 29, 2004, LeCroy issued the following grants under the 2004 Employment Inducement Stock
Plan: (i) 50,000 shares of restricted common stock to Mr. Napolitano; (ii) 20,000 shares of restricted common stock to Mr. Jason LeBeck, CATC's Vice President, Chief Financial Officer and Secretary and, after the Merger, the Vice President, Finance of LeCroy's Serial Data Division; and (iii) options to purchase an aggregate of 230,984 shares of common stock to 61 former CATC employees who are now non-officer employees of LeCroy (none of whom received an option grant for more than 20,000 shares). The foregoing grants are described in a press release issued by LeCroy on November 2, 2004, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

         The initial number of shares of LeCroy common stock that may be issued or transferred pursuant to options or restricted stock awards under the 2004 Employment Inducement Stock Plan is 750,000 shares. The 2004 Employment Inducement Stock Plan will be administered by the Compensation Committee of LeCroy's Board of Directors. The Compensation Committee will determine and designate from time to time those eligible potential employees who are to be granted options or restricted stock awards, the type of each option to be granted and the number of shares covered thereby or issuable upon exercise thereof, and the number of shares covered by each restricted stock award. The description contained in this Item 1.01 of the terms and conditions of the 2004 Employment Inducement Stock Plan is qualified in its entirety by reference to the full text of the 2004 Employment Inducement Stock Plan, a copy of which is attached to this Report as Exhibit 10.5.

Assumption of and Amendments to CATC Stock Plans.

         In connection with the Merger, LeCroy assumed CATC's 2000 Stock Option/Stock Issuance Plan, Special 2000 Stock Option Plan, 2000 Stock Incentive Plan and 1994 Stock Option Plan (collectively, the "CATC Stock Plans"). On October 27, 2004, the Board of Directors of CATC approved technical amendments to each of the CATC Stock Plans in anticipation of their assumption by LeCroy pursuant to the Merger, including without limitation, amendments reflecting that any stock option and other awards granted thereunder will be exercisable for LeCroy common stock. The description contained in this Item 1.01 of the terms and conditions of the CATC Stock Plans and the amendments thereto is qualified in its entirety by reference to the full text of the CATC Stock Plans and the amendments thereto, copies of which are attached to this Report as Exhibits 10.6 through 10.13, inclusive.

Credit Agreement.

         The information set forth under "Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant" of this Report is incorporated herein by reference.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         On October 29, 2004, LeCroy acquired 100% of the outstanding common stock of CATC for $6.00 per share, or approximately $81 million in net cash. The acquisition was effected, pursuant to an Agreement and Plan Of Merger among LeCroy, Cobalt and CATC, dated as of September 1, 2004 (the "Merger Agreement"), by the merger of Cobalt with and into CATC, with CATC continuing as the surviving corporation and a wholly-owned subsidiary of LeCroy. At the effective time of the Merger, each share of CATC common stock, par value $0.001 per share, issued and outstanding immediately prior to such time was cancelled and converted into the right to receive $6.00 in cash, without interest.

         Under the Merger Agreement, each outstanding:

          (i) vested option with an exercise price of less than $6.00 per share granted under (A) CATC's 2000 Stock Option/Stock Issuance Plan, Special 2000 Stock Option Plan and 2000 Stock Incentive Plan and (B) CATC's 1994 Stock Option Plan (at the holder's discretion), and

         (ii) option (whether vested or not) with an exercise price of less than $6.00 per share granted under the Automatic Director Option Grant Program of CATC's 2000 Stock Incentive Plan,

was cancelled in consideration of payment to the holder thereof equal to $6.00 less the exercise price of the option multiplied by the number of shares of common stock issuable upon exercise immediately prior to completion of the Merger. In addition, LeCroy assumed all outstanding unvested options granted under CATC's 2000 Stock Option/Stock Issuance Plan, Special 2000 Stock Option Plan and 2000 Stock Incentive Plan (except for outstanding options under the Automatic Director Option Grant Program) and all other outstanding options granted under CATC's 1994 Stock Option Plan upon the same terms and conditions governing such options under such CATC plans, except that each such option will be exercisable for an adjusted number of shares of LeCroy common stock at an adjusted exercise price per share.

         LeCroy funded the cash-related transaction costs of the Merger through a combination of its existing cash and $50 million of term debt, which is part of a $75 million credit facility that is underwritten by The Bank of New York, as discussed below in response to Item 2.03 of this Report. Approval of the Merger by CATC's stockholders was obtained at a special meeting held on October 27, 2004.

         The description contained in this Item 2.01 of the terms and conditions of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Report as
Exhibit 2.1. The completion of the Merger is described in a press release issued by LeCroy on October 29, 2004, a copy of which is attached hereto as Exhibit
99.2 and is hereby incorporated by reference herein.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         On October 29, 2004, LeCroy entered into a $75,000,000 senior, secured, five-year credit agreement with the lenders listed therein and The Bank of New York, as administrative agent for such lenders (the "Credit Agreement"), which replaced LeCroy's existing credit facility with The Bank of New York that was entered into on October 11, 2000 and subsequently amended. BNY Capital Markets, Inc. is acting as sole lead arranger and sole book runner in connection with syndicating the credit facility. The terms of the Credit Agreement provide LeCroy with a $50,000,000 term loan and a $25,000,000 revolving credit facility, which includes a $1,000,000 swingline loan subfacility and a $1,000,000 letter of credit subfacility. The performance by LeCroy of its obligations under the Credit Agreement is secured by all of the assets of LeCroy and its domestic subsidiaries, and is guaranteed by LeCroy's domestic subsidiaries.

         The proceeds of borrowings under the Credit Agreement have been and will be used to finance the acquisition of CATC, pay transaction expenses related to the Merger, and for general corporate purposes, including the financing of working capital requirements, capital expenditures and acquisitions.

         Borrowings under the Agreement will bear interest at variable rates equal to, at LeCroy's election, (1) the higher of (a) the prime rate or (b) the federal funds rate plus 0.5% plus an applicable margin based on LeCroy's leverage ratio or (2) LIBOR plus an applicable margin based on LeCroy's leverage ratio.. In addition, LeCroy must pay commitment fees during the term of the Credit Agreement at rates dependent on LeCroy's leverage ratio.

         The Credit Agreement contains, among other things, conditions precedent, covenants, representations and warranties and events of default customary for facilities of this size, type and purpose. Negative covenants include certain restrictions or limitations on, among other things, the incurrence of indebtedness; liens; investments, loans and advances; restricted payments, including dividends and stock repurchases; consolidations and mergers; sales of assets (subject to customary exceptions for sales of inventory in the ordinary course and sales of equipment in connection with the replacement thereof in the ordinary course); and sale and leaseback transactions. Affirmative covenants include covenants regarding, among other things, financial reporting and LeCroy's leverage ratio, fixed charge coverage ratio, interest coverage ratio, net worth and capital expenditures.

         The Credit Agreement will expire on October 29, 2009, at which time all outstanding amounts under the Credit Agreement will be due and payable. Under certain conditions the lending commitments under the Credit Agreement may be terminated by the lenders and amounts outstanding under the Credit Agreement may be accelerated. Bankruptcy and insolvency events with respect to LeCroy or any of its subsidiaries will result in an automatic termination of lending commitments and acceleration of the indebtedness under the Credit Agreement. Subject to notice and cure periods in certain cases, other events of default under the Credit Agreement will result in termination of lending commitments and acceleration of indebtedness under the Credit Agreement at the option of the lenders. Such other events of default include failure to pay any principal when due, failure to comply with covenants, breach of representations or warranties in any material respect, non-payment or acceleration of other material debt of LeCroy and its subsidiaries, ERISA problems, judgments in excess of certain material amounts or a change of control of LeCroy.

         With respect to the other parties to the Credit Agreement, LeCroy has or may have had customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party. BNY Capital Markets, Inc. also acted as LeCroy's advisor in connection with the Merger.

         The description contained in this Item 2.03 of the terms and conditions of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached to this Report as
Exhibit 10.14.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         On October 29, 2004, in connection with the Merger, Carmine Napolitano, President and Chief Executive Officer of CATC, became a Vice President of LeCroy. Mr. Napolitano will remain President of CATC, which survived the Merger as a wholly-owned subsidiary of LeCroy. The terms of Mr. Napolitano's employment with LeCroy will be governed by the Employment Agreement described in response to Item 1.01 of this Report. In connection with the Merger, Mr. Napolitano received $31,080 in consideration for his 5,180 shares of CATC common stock and $686,842.95 in consideration for his vested CATC stock options, and his unvested CATC stock options to purchase 501,043 shares of CATC common stock were assumed by LeCroy and converted into LeCroy stock options to purchase 178,621 shares of LeCroy common stock (with adjusted exercise prices as described in response to Item 2.01 of this Report).

         Carmine Napolitano, age 36, has served as the President and Chief Executive Officer of CATC since July 2004, as President, Chief Financial Officer and Secretary of CATC from November 2003 to July 2004, and as Vice President, Chief Financial Officer and Secretary of CATC from September 2002 to November 2003. Mr. Napolitano also served on the board of directors of CATC from July 2004 until October 29, 2004. Prior to joining CATC, from August 1995 to August 2002, Mr. Napolitano served as Vice President of Finance & Administration and Chief Financial Officer of Centric Software, a leader in collaborative product development software. Mr. Napolitano received a B.S. in Mechanical Engineering from the University of California, Santa Barbara and a M.B.A. in Finance from New York University.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired. The acquired business financial statements will be filed within 71 days after the last date that this Report must be filed with the Securities and Exchange Commission.

         (b) Pro Forma Financial Information. The pro forma financial information will be filed within 71 days after the last date that this Report must be filed with the Securities and Exchange Commission.

         (c) Exhibits.

      Exhibit No.             Description
      -----------             -----------
         2.1 Agreement And Plan Of Merger Among the Registrant, Cobalt Acquisition Corporation and Computer Access Technology Corporation, dated as of September 1, 2004, incorporated by reference to the Registrant's Form 8-K filed with the SEC on September 2, 2004.

         10.1 Employment Agreement, dated September 1, 2004, between the Registrant and Mr. Carmine Napolitano.

         10.2 Amendment No. 1 to Employment Agreement, dated September 30, 2004, between the Registrant and Mr. Carmine Napolitano.

         10.3 Services Agreement, dated August 31, 2004, between Computer Access Technology Corporation and Mr. Dan Wilnai.

         10.4 Employment Agreement, dated August 31, 2004, between Computer Access Technology Corporation and Mr. Peretz Tzarnotzky.

         10.5     LeCroy Corporation 2004 Employment Inducement Stock Plan.

         10.6 Computer Access Technology Corporation 2000 Stock Option/Stock Issuance Plan.

         10.7 Computer Access Technology Corporation Special 2000 Stock Option Plan.

         10.8     Computer Access Technology Corporation 2000 Stock Incentive
                  Plan.

         10.9     Computer Access Technology Corporation 1994 Stock Option Plan.

         10.10 Amendments to Computer Access Technology Corporation 2000 Stock Option/Stock Issuance Plan, effective October 29, 2004.

         10.11 Amendments to Computer Access Technology Corporation Special 2000 Stock Option Plan, effective October 29, 2004.

         10.12 Amendments to Computer Access Technology Corporation 2000 Stock Incentive Plan, effective October 29, 2004.

         10.13 Amendments to Computer Access Technology Corporation 1994 Stock Option Plan, effective October 29, 2004.

         10.14 Credit Agreement, dated as of October 29, 2004, among the Registrant, the Lenders listed therein and The Bank of New York, as Administrative Agent.

         99.1 Press release dated November 2, 2004 with respect to grants under the LeCroy Corporation 2004 Employment Inducement Stock Plan.

         99.2 Press release dated October 29, 2004 with respect to the completion of the Registrant's acquisition of Computer Access Technology Corporation.


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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     LeCROY CORPORATION

 Dated: November 2, 2004             By: /s/ Scott D. Kantor
                                         ---------------------------------
                                         Scott D. Kantor
                                         Vice President-Finance, Chief Financial
                                         Officer, Secretary and Treasurer





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                                  EXHIBIT INDEX

      EXHIBIT NO.                     DESCRIPTION
     ------------ --------------------------------------------------------------

         2.1 Agreement And Plan Of Merger Among the Registrant, Cobalt Acquisition Corporation and Computer Access Technology Corporation, dated as of September 1, 2004, incorporated by reference to the Registrant's Form 8-K filed with the SEC on September 2, 2004.

         10.1 Employment Agreement, dated September 1, 2004, between the Registrant and Mr. Carmine Napolitano.

         10.2 Amendment No. 1 to Employment Agreement, dated September 30, 2004, between the Registrant and Mr. Carmine Napolitano.

         10.3 Services Agreement, dated August 31, 2004, between Computer Access Technology Corporation and Mr. Dan Wilnai.

         10.4 Employment Agreement, dated August 31, 2004, between Computer Access Technology Corporation and Mr. Peretz Tzarnotzky.

         10.5     LeCroy Corporation 2004 Employment Inducement Stock Plan.

         10.6 Computer Access Technology Corporation 2000 Stock Option/Stock Issuance Plan.

         10.7 Computer Access Technology Corporation Special 2000 Stock Option Plan.

         10.8     Computer Access Technology Corporation 2000 Stock Incentive
                  Plan.

         10.9     Computer Access Technology Corporation 1994 Stock Option Plan.

         10.10 Amendments to Computer Access Technology Corporation 2000 Stock Option/Stock Issuance Plan, effective October 29, 2004.

         10.11 Amendments to Computer Access Technology Corporation Special 2000 Stock Option Plan, effective October 29, 2004.

         10.12 Amendments to Computer Access Technology Corporation 2000 Stock Incentive Plan, effective October 29, 2004.

         10.13 Amendments to Computer Access Technology Corporation 1994 Stock Option Plan, effective October 29, 2004.

         10.14 Credit Agreement, dated as of October 29, 2004, among the Registrant, the Lenders listed therein and The Bank of New York, as Administrative Agent.

         99.1 Press release dated November 2, 2004 with respect to grants under the LeCroy Corporation 2004 Employment Inducement Stock Plan.

         99.2 Press release dated October 29, 2004 with respect to the completion of the Registrant's acquisition of Computer Access Technology Corporation.